CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Alejandro Ochoa, Chief Executive Officer of Tower One Wireless Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the annual report on Form 20-F of Tower One Wireless Corp. for the fiscal year ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tower One Wireless Corp.

Dated: May 18, 2022

/s/ Alejandro Ochoa
Alejandro Ochoa
Chief Executive Officer
Tower One Wireless Corp.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tower One Wireless Corp. and will be retained by Tower One Wireless Corp. and furnished to the Securities and Exchange Commission or its staff upon request.